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                             West Coast Bancorp
                                 Title Slide
















































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                                   History


          o    The Bank of Newport - founded in 1925

          o    The Commercial Bank - founded in 1955

          o    Strategically allied in the past

          o    Share strong commitment to community banking









































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                           Commitment to Community
                                   Banking

          o    Emphasis on customer service

          o    Local decision making

          o    Autonomy with accountability

          o    Strong local franchises with increased resources and products









































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                           Expansion of Franchise


          o    Geographical

          o    Philosophical

          o    Financial












































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                         Benefits of the Transaction


          o    Customers
               --   Personalized relationship based service
               --   Expanded competitive services

          o    Employees
               --   Enhanced opportunities
               --   Job enrichment

          o    Shareholders
               --   Increased shareholder base
               --   Increased liquidity
               --   Increased earnings





































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                           Increased Profitability


          o    Cost reduction
               --   Consolidate data processing
               --   Consolidate financial administration
               --   Streamline and consolidate other areas

          o    Revenue enhancement
               --   Market DP services for others
               --   Market asset management (trust+) services
               --   Expand existing products
               --   Add product lines







































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                                Future Growth


          o    Asset management (trust+)

          o    Expand branch system

          o    Other financially related companies

          o    Other banks










































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                        Role of Vic Bartruff, Co-CEO


          o    Remain President & CEO of The Bank of Newport

          o    Responsible for all banking operations

          o    Intercompany Development Teams

          o    Strategic planning










































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                        Role of Rod Tibbatts, Co-CEO


          o    Holding Company administration

          o    Investor relations

          o    Non-bank operating units












































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                              Income Statement

                    Nine Months ending September 30, 1994

Net interest income                                    $17,980
Provision for loan losses                                  435
Net interest income after provision                     17,545
Noninterest income                                       5,107
Noninterest expense                                     15,614
Income before income taxes                               7,038
Provision for income taxes                               1,990
Net income                                             $ 5,048

Average common equivalent shares                     4,069,000
Net income per share                                     $1.24





































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                                Balance Sheet
                             September 30, 1994

ASSETS
Cash and cash equivalents                              $33,646
Investment securities                                  119,253
Loans, net                                             286,442
Other assets                                            20,883
  Total assets                                        $442,224


LIAB. AND STOCKHOLDER'S EQUITY
Deposits                                              $384,436
Borrowings                                              10,642
Other liabilities                                        3,687
  Total liabilities                                    398,765
  Stockholder's equity                                  43,459
  Total liabilities and
  stockholder's equity                                $442,224

































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                             Performance Ratios


                                                        WCBO   Peer Group
Return on avg. total assets                             1.58%     1.13%
Return on avg. total equity                            17.32%    13.59%
Net interest spread                                     6.01%     4.90%
Efficiency ratio                                       67.51%    62.91%

Allowance for loan losses to ending total loans         1.59%    NA
Allowance for loan losses to nonperforming assets     523.46%   117.35%
Nonperforming assets to total assets                    0.25%     1.31%
Net loan charge-offs to avg. loan                       0.01%     0.45%

Avg. equity to avg. assets                              9.13%     8.27%
Tier 1 risk-based capital ratio                        14.03%     8.10%
Total risk-based capital ratio                         15.28%    11.87%

- -    WCBO ratios are proforma as of Sept. 30, 1994, peer group is quarter ended Sept. 30, 1994
- -    Peer Group is publicly traded western U.S. banks
- -    Annualized where necessary

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                                   Summary


o    Expansion of franchise area

o    Expansion of products and services

o    Increased profitability

o    Well-positioned for future growth










































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                           Company Name and NASDAQ
                                   Symbol



Currently
West Coast Bancorp - WCBO
Commercial Bancorp - CBOR


After Merger
West Coast Bancorp -     WCBOD (1-30 days after merger)
                         WCBO (30+ days after merger)







































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